UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
  ___________________________________
FORM 8-K
 _____________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 27, 2020
  ___________________________________
VAREX IMAGING CORPORATION
(Exact name of registrant as specified in its charter)
 ___________________________________

Delaware
(State or Other Jurisdiction of Incorporation)

001-37860			81-3434516
(Commission File Number)			(I.R.S. Employer Identification No.)

1678 S. Pioneer Road,	Salt Lake City,	Utah	84104
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (801) 972-5000
Not Applicable
(Former name or former address, if changed since last report)
 ___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VREX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b - 2 of the Securities Exchange Act of 1934. Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2020, Varex Imaging Corporation (the “Company”) announced that Shubham Maheshwari will serve as the Company’s Chief Financial Officer, effective July 27, 2020. Mr. Maheshwari will succeed Clarence Verhoef, whose retirement as Chief Financial Officer was previously announced. In accordance with the terms of his Transition Agreement, Mr. Verhoef will continue with the Company as a non-executive employee to provide transitional support to the Company.

Mr. Maheshwari, age 48, has served as Chief Financial Officer of SiFive, Inc. since April 2020. Prior to that, Mr. Maheshwari served as Executive Vice President, Chief Operating Officer and Chief Financial Officer of Veeco Instruments Inc. (“Veeco”) from August 2018 to January 2020 and as Chief Financial Officer of Veeco from May 2014 to August 2018.

In accordance with his offer letter approved by the Compensation and Management Development Committee of the Company’s Board of Directors (the “Committee”), Mr. Maheshwari will receive an annual base salary of $460,000 and will be eligible to earn an annual cash bonus under the Company’s Management Incentive Plan with a target amount equal to 65% of his base salary, which will be pro-rated for fiscal year 2020. In addition, it is expected that the Committee will grant Mr. Maheshwari, a one-time equity award under the Company’s 2020 Omnibus Stock Plan (the “Plan”) having a grant date value of $1,500,000, 50% of which will consist of premium-priced, performance-based stock options and 50% of which will consist of restricted stock units. Like the grants made to the Company’s other executives, the performance-based stock options are expected to vest 25% after one year and then ratably each month thereafter, and the restricted stock units are expected to vest 50% after two years and the remaining 50% after four years. In addition, following Mr. Maheshwari’s permanent relocation to Salt Lake City, Utah, subject to approval by the Committee, Mr. Maheshwari will be eligible to receive a one-time equity award under the Plan having an aggregate grant date value of $375,000, 50% of which will consist of premium-priced, performance-based stock options and 50% of which will consist of restricted stock units, which will vest over a period of four years of continued employment with the Company. Mr. Maheshwari will also receive certain relocation benefits as provided for in his offer letter agreement.

The Company will enter into its standard form of executive officer change in control agreement and executive officer indemnification agreement with Mr. Maheshwari, which forms of agreements are filed as Exhibits 10.10 and 10.11, respectively, to the Company’s Current Report on Form 8-K filed on January 30, 2017.

There are no family relationships between any director or executive officer of the Company and Mr. Maheshwari.

Item 7.01 Regulation FD Disclosure.

A copy of the press release announcing the above appointment is furnished as Exhibit 99.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated July 28, 2020 entitled “Shubham Maheshwari joins Varex as Chief Financial Officer”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAREX IMAGING CORPORATION

Dated: July 28, 2020	By:	/s/ Kimberley E. Honeysett
Kimberley E. Honeysett
Senior Vice President, General Counsel and Corporate Secretary